EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333‑103801) and Form S-3 (No. 333-175806), of LCNB Corp. of our reports dated March 9, 2022 on the consolidated financial statements of LCNB Corp., as of December 31, 2021 and for each of the years in the two year period ended December 31, 2021, which reports appear in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ FORVIS, LLP
(Formerly BKD, LLP)

Cincinnati, Ohio
March 15, 2023